Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR

2011 FINANCIAL RESULTS

CHELMSFORD, Mass., May 25, 2011 – Sycamore Networks, Inc. (NASDAQ: SCMR), today reported its results for the third quarter ended April 30, 2011. Revenue for the third quarter of fiscal 2011 was $11.9 million, compared with $14.6 million for the third quarter of fiscal 2010. Revenue for the first nine months of fiscal 2011 was $35.7 million, compared with $46.4 million for the first nine months of fiscal 2010.

Net loss for the third quarter of fiscal 2011, on a generally accepted accounting principles (“GAAP”) basis, was $4.1 million, or $0.14 per share, compared with a GAAP net loss of $3.7 million, or $0.13 per share for the third quarter of fiscal 2010. Non-GAAP net loss for the third quarter of fiscal 2011 was $3.4 million, or $0.12 per share, compared with non-GAAP net loss of $2.4 million, or $0.09 per share for the third quarter of fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first nine months of fiscal 2011, on a GAAP basis, was $14.2 million or $0.50 per share, compared with GAAP net loss of $15.3 million or $0.54 per share for the first nine months of fiscal 2010. Non-GAAP net loss for the first nine months of fiscal 2011 was $12.2 million, or $0.43 per share, compared with non-GAAP net loss of $6.1 million, or $0.21 per share for the first nine months of fiscal 2010. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Our Q3 revenue reflects market conditions in our bandwidth management business,” said Daniel E. Smith, president and chief executive officer. “During the quarter we made IQstream generally available, as expected. We continue to make progress with our trials and remain excited about the opportunities for our solution in the mobile broadband optimization market space. Operator interest in our solution remains high, and we are actively pursuing opportunities in additional market regions through our business development efforts and customer initiatives.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. We also develop and market a mobile broadband solution designed to help mobile operators reduce congestion in mobile access networks. Sycamore products enable network operators to efficiently and cost-effectively provision and manage network capacity to support a wide range of converged services such as voice, video and data. Our global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release may constitute forward-looking statements regarding future events that involve risks and uncertainties. Risks and uncertainties in the Company’s business include, but are not limited to, reliance on a limited number of customers; industry pricing pressures; the Company’s decision to focus future development efforts on mobile broadband opportunities; the high cost of product development and keeping pace with evolving features and technologies desired by customers; unexpected difficulties in developing and marketing new mobile broadband products and the inability of new products to achieve market acceptance or to function as expected; the consolidation of both suppliers and customers in the telecommunications marketplace; and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s reports filed on Forms 10-Q and 10-K with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2011	July 31, 2010
Assets

Current assets:
Cash and cash equivalents	$101,727	$104,416
Short-term investments	306,041	450,722
Accounts receivable, net	6,873	14,168
Inventories	11,661	11,175
Prepaids and other current assets	1,911	1,873

Total current assets	428,213	582,354

Property and equipment, net	5,658	6,569
Long-term investments	34,731	81,739
Other assets	373	358

Total Assets	$468,975	$671,020

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$7,403	$10,930
Other current liabilities	7,245	10,455

Total current liabilities	14,648	21,385

Long term deferred revenue	2,410	3,918
Long term liability	1,689	1,714

Total liabilities	18,747	27,017

Common stock	29	28
Additional paid-in capital	1,580,747	1,759,520
Accumulated deficit	(1,130,340)	(1,116,160)
Other equity	(208)	615

Total stockholders’ equity	450,228	644,003

Total Liabilities and Stockholders’ Equity	$468,975	$671,020

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 30, 2011	Apr 24, 2010	Apr 30, 2011	Apr 24, 2010

Revenue	$11,863	$14,587	$35,729	$46,385
Cost of revenue	4,881	6,057	16,883	20,783

Gross profit	6,982	8,530	18,846	25,602

Operating expenses:
Research and development	6,434	7,783	19,984	24,216
Sales and marketing	2,898	2,729	8,141	8,073
General and administrative	2,106	2,221	6,262	6,973
Restructuring expense	—	510	—	5,650
Asset impairment	—	—	—	1,076

Total operating expenses	11,438	13,243	34,387	45,988

Loss from operations	(4,456)	(4,713)	(15,541)	(20,386)

Interest and other income, net	400	1,108	1,638	4,569

Loss before income taxes	(4,056)	(3,605)	(13,903)	(15,817)
Income tax expense (benefit)	80	116	277	(491)

Net loss	$(4,136)	$(3,721)	$(14,180)	$(15,326)

Net loss per share:
Basic	$(0.14)	$(0.13)	$(0.50)	$(0.54)
Diluted	$(0.14)	$(0.13)	$(0.50)	$(0.54)

Weighted average shares outstanding:
Basic	28,593	28,424	28,525	28,420
Diluted	28,593	28,424	28,525	28,420

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 30, 2011	Apr 24, 2010	Apr 30, 2011	Apr 24, 2010

Revenue	$11,863	$14,587	$35,729	$46,385
Cost of revenue	4,766	5,936	16,248	20,343

Gross profit	7,097	8,651	19,481	26,042

Operating expenses:
Research and development	6,179	7,543	19,522	23,387
Sales and marketing	2,713	2,502	7,678	7,392
General and administrative	1,903	2,034	5,803	6,408

Total operating expenses	10,795	12,079	33,003	37,187

Loss from operations	(3,698)	(3,428)	(13,522)	(11,145)

Interest and other income, net	400	1,108	1,638	4,569

Loss before income taxes	(3,298)	(2,320)	(11,884)	(6,576)
Income tax expense (benefit)	80	116	277	(491)

Net loss	$(3,378)	$(2,436)	$(12,161)	$(6,085)

Net loss per share:
Basic	$(0.12)	$(0.09)	$(0.43)	$(0.21)
Diluted	$(0.12)	$(0.09)	$(0.43)	$(0.21)

Weighted average shares outstanding:
Basic	28,593	28,424	28,525	28,420
Diluted	28,593	28,424	28,525	28,420

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Apr 30, 2011	Apr 24, 2010	Apr 30, 2011	Apr 24, 2010

GAAP net loss	$(4,136)	$(3,721)	$(14,180)	$(15,326)

Stock-based compensation expense:
Cost of revenue	115	126	296	381
Research and development	255	240	462	829
Sales and marketing	185	227	463	681
General and administrative	203	187	459	565

Total stock based compensation expense	758	780	1,680	2,456
Asset impairment charge:
Operating expense	—	—	—	1,076
Restructuring and other asset impairments:
Operating expense	—	510	—	5,650
Cost of revenue	—	(5)	339	59

Non-GAAP net loss	$(3,378)	$(2,436)	$(12,161)	$(6,085)